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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 14, 2003

                               WAM Acquisition GP, Inc.
                                   for itself and as general partner of
                                   LIBERTY WANGER ASSET MANAGEMENT, L.P.

                               By: /s/ Bruce H. Lauer
                                  ----------------------------------------------
                                       Bruce H. Lauer
                                       Senior Vice President and Secretary

                               LIBERTY ACORN TRUST

                               By: /s/ Bruce H. Lauer
                                  ----------------------------------------------
                                       Bruce H. Lauer
                                       Vice President, Treasurer and Secretary


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